FOR IMMEDIATE RELEASE
AMEX: WOC

Frank Elenio Named CFO of Wilshire Enterprises, Inc.

Newark, N.J., August 7, 2006 -- Wilshire Enterprises, Inc. (“Wilshire” or the “Company”) (Amex: WOC) announced today that Francis ("Frank") J. Elenio, CPA, has been named Chief Financial Officer of Wilshire.

"Frank brings many years of experience and an impressive record of accomplishment to his new senior management position at Wilshire," said Chairman and Chief Executive Officer Sherry Wilzig Izak. "His service as a public company CFO, together with his operating and leadership skills, his SEC and 'Big 4' accounting experience, and his in-depth knowledge of corporate finance, mergers and acquisitions, and financial reporting will be invaluable as we pursue our strategy to increase value for Wilshire's shareholders."

Since 1991, Elenio, 40 years old, served as Chief Financial Officer or in similar senior financial management positions with several public and private companies in New Jersey. Earlier, he was a Senior Tax Consultant at Ernst & Young.

About Wilshire Enterprises
Wilshire is engaged primarily in the ownership and management of real estate investments in the United States including the sunbelt states of Arizona, Florida, and Texas.

FORWARD-LOOKING STATEMENT:
The non-historical statements (including the statements regarding the Company’s strategy to increase value for the Company’s shareholder and the contemplated contributions of Mr. Elenio) in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements. Such risks and uncertainties include uncertainties inherent in any analysis of business transactions, including the impact of market, economic and competitive conditions on the Company and others, as well as other risks and uncertainties disclosed in the Company's 2005 Form 10-K filed with the Securities and Exchange Commission.

Company Contact: Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact: Neil Berkman, Berkman Associates, 310-826-5051